UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2016

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2016, the Board of Directors (the “Board”) of Lonestar Resources US Inc. (the “Company”) increased the size of the Board to nine directors and appointed John H. Murray to the Board.  Mr. Murray is Founder, Executive Chairman and Chief Compliance Officer of Ecofin Limited, an affiliate of EF Realisation  Company Limited, the Company’s majority shareholder (“EF Realisation”).

The Company has previously entered into a Board Representation Agreement (the “Board Representation Agreement”), dated October 26, 2016, with EF Realisation, which provides EF Realisation the right to nominate certain directors to serve on the Board.  Mr. Murray’s selection and appointment was made in connection with the Board Representation Agreement, which has been previously disclosed on the Company’s Current Report on Form 8-K filed November 1, 2012.  Mr. Murray has not been appointed to serve on any committees by the Board at this time.

As a non-employee director, Mr. Murray will receive compensation in the same manner as the Company’s other non-employee directors.  The Company previously disclosed the terms of non-employee director compensation in its Form 10 registration statement filed on July 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: November 2, 2016	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

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